UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 9, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

As reported on the Current Report on Form 8-K of New Energy Systems Group (the “Company”) as filed with the Securities and Exchange Commission on November 30, 2011, the Company entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Xuemei Fang (“Fang”) and Weirong Xu (“Xu”, and together with Fang, the “Buyers”) on November 24, 2011 to transfer 100% of the equity interest of Billion Electronics Limited (BVI) (“Billion Electronics”) to the Buyers for a cash consideration of RMB 85,553,892.75. The purchase price equals the appraisal value of Billion Electronics, including its wholly owned subsidiaries Shenzhen E’Jenie Technology Development Co., Ltd. (“E’Jenie”) and Shenzhen NewPower Technology Development Co., Ltd. ("NewPower"), less RMB 153,033,107.25 of debt that the Company owes E’Jenie, which shall be cancelled upon completion of the Equity Transfer. Xu is the Director of Marketing of NewPower and Fang is the Vice President of E’Jenie.

On December 9, 2011, the transfer of the equities contemplated in the Equity Transfer Agreement was completed and registered with the BVI authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: December 15, 2011	By:	/s/ Weihe Yu
Name: Weihe Yu
Title: Chief Executive Officer

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